UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Dominion Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	46-5135781 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia 23219 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
to be so registered                        each class is to be registered

Common Units Representing Limited Partner Interests   The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-194864

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Dominion Midstream Partners, LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Description of The Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.		Description

1	—
Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014, as amended (incorporated herein by reference).

2	—
Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014).

3	—
Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            Dominion Midstream Partners, LP

                            By: Dominion Midstream GP, LLC, its general partner

                            By:/s/ Mark O. Webb
                            Name: Mark O. Webb
                            Title: Vice President and General Counsel

Dated:  October 8, 2014

INDEX TO EXHIBITS

Exhibit No.		Description

1	—
Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014, as amended (incorporated herein by reference).

2	—
Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014).

3	—
Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194864), initially filed with the Securities and Exchange Commission on March 28, 2014).